As filed with the Securities and Exchange Commission on November 8, 2013

Registration No. 333-181308

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARCH CAPITAL GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-9250

(Address of Principal Executive Offices)

ARCH CAPITAL GROUP LTD. 2012 LONG TERM INCENTIVE AND SHARE AWARD PLAN

(Full Title of the Plan)

National Registered Agents, Inc.

440 9th Avenue, 5th Floor

New York, New York 10001

(Name and address of agent for service)

(800) 767-1553

(Telephone number, including area code, of agent for service)

Copy to:

John Schuster, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

(212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On May 10, 2012, Arch Capital Group Ltd. (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-181308) with the Securities and Exchange Commission (the “Original Registration Statement”).  Pursuant to the undertakings contained in Part II, Item 9 of the Original Registration Statement, the Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating Exhibit 23.2 of the Original Registration Statement to incorporate by reference the audit report of PricewaterhouseCoopers LLP dated March 1, 2013 with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2012. This Amendment does not modify any provision of Part I or Part II of the Original Registration Statement other than Exhibit 23.2 as set forth below and filed herewith.

No additional shares of the Company’s common stock are being registered pursuant to this Amendment and the registration fees for the shares of the Company’s common shares to which the Original Registration Statement and this Amendment apply were paid at the time of filing the Original Registration Statement. Therefore, no additional registration fees are required.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

See Exhibit Index immediately preceding the Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on November 8, 2013.

ARCH CAPITAL GROUP LTD.
By:	/s/ CONSTANTINE IORDANOU
Constantine Iordanou
Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CONSTANTINE IORDANOU	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 8, 2013
Constantine Iordanou

/s/ MARK D. LYONS	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2013
Mark D. Lyons

*	Director	November 8, 2013
John L. Bunce, Jr.

*	Director	November 8, 2013
Eric W. Doppstadt

*	Director	November 8, 2013
Kewsong Lee

*	Director	November 8, 2013
Yiorgos Lillikas

*	Director	November 8, 2013
James J. Meenaghan

	Director	November 8, 2013
Deanna M. Mulligan

*	Director	November 8, 2013
John M. Pasquesi

*	Director	November 8, 2013
Brian S. Posner

*	Director	November 8, 2013
John D. Vollaro

*	Director	November 8, 2013
Robert F. Works

*              By Constantine Iordanou, as attorney-in-fact and agent, pursuant to a power of attorney, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 24 to this report.

/s/ CONSTANTINE IORDANOU
Name: Constantine Iordanou
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
23.2	Consent of PricewaterhouseCoopers LLP